Exhibit 99.1

Humphrey Hospitality Trust, Inc. Reports 2004 First Quarter Results

COLUMBIA, MD – (MARKET WIRE) – May 12, 2004 – Humphrey Hospitality Trust, Inc. (NASDAQ: HUMP), a self-advised real estate investment trust, today announced its results for the first quarter ended March 31, 2004. All per share data is presented on a diluted basis.

Comparable same store revenue per available room (“RevPAR”) was up 2.8%, to $27.11 for the first quarter 2004, with such results representing the Company’s third consecutive increase in quarterly RevPAR since the close of its 2003 second quarter. The increase in RevPAR during the 2004 first quarter was driven primarily by improvements in total occupancy (up 120 basis points to 54.2%). The Company’s average daily rate ($49.99) was also higher (up $.20) for the quarter ended March 31, 2004.

The Company reported a net loss of $1.2 million ($.10 per share) for the first quarter ended March 31, 2004, representing a $1.5 million (56%) improvement over the $2.7 million ($.22 per share) net loss reported for the same quarter last year. Same store property operating margins, defined as the sum of same store hotel revenues less hotel expenses expressed as a percentage of same store revenues, improved 70 basis points to 19.7% for the quarter ended March 31, 2004.

Net losses reported during each of the comparable quarters are attributed to the seasonal nature of the Company’s hotel portfolio. The Company’s revenues and profits tend to be greater in the second and third quarters of the calendar year than the first and fourth quarters of the year as a result of such seasonality.

The $1.5 million improvement in earnings was primarily attributed to a non-comparable 2003 first quarter provision for impairment losses ($940,000) and an increase in same store hotel operating profits ($169,000) during the 2004 first quarter. Lower depreciation expense ($185,000), and interest savings resulting primarily from asset sales ($284,000) and rate reductions ($33,000), more than offset the loss of earnings ($211,000) from eight hotels that have been sold over the 15 month period ended March 31, 2004.

Funds from operations (“FFO”) of $422,000 ($.04 per share) for the first quarter ended March 31, 2004 improved by $1.3 million relative to a loss of $833,000 ($.07 per share) reported for the same quarter last year. FFO for the 2003 first quarter included a provision for impairment losses of $940,000 ($.08 per basic and diluted share).

“We are very pleased with our 2004 first quarter results and remain optimistic that the hotel industry has indeed turned the corner from its severe downturn of the past few years. In preparation for future growth, we will continue to target the sale of weaker, non-core properties to further pay down debt and strengthen our balance sheet,” said Randy Whittemore, Humphrey Hospitality Trust’s President and CEO.

“The positive growth trend in same-store RevPAR that first began in the second half of 2003 is very encouraging. All of our franchised hotels, with the exception of our Super 8 branded hotels, experienced positive same store year-over-year increases in RevPAR, ranging from 1.0% to 27.0% during the quarter ended March 31, 2004. With significant growth now being experienced throughout much of the US economy, we anticipate improving results will also occur in our Midwest region, which will ideally lead to improved performance at our Super 8 properties as well,” commented Mr. Whittemore.

“While we believe the worst is behind for the hotel industry and our Company, the recovery is still in its early stage. Accordingly, we will continue to maintain our current dividend policy of paying out 100% of taxable income at this time”, concluded Mr. Whittemore.

Humphrey Hospitality Trust, Inc. specializes in limited-service lodging. The Company owns 73 hotels in 16 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

The following table sets forth the Company’s results of operations for the three-month periods ended March 31, 2004 and 2003, respectively.

Unaudited – In thousands, except per share data:

	Three Months Ended March 31,
	2004	2003
REVENUES
Room rentals and other hotel services	$12,274	$11,829
Other	88	44

	12,362	11,873

EXPENSES
Hotel and property operations	9,854	9,578
Interest	1,414	1,642
Depreciation	1,641	1,698
General and administrative	603	536

	13,512	13,454

LOSS FROM CONTINUING OPERATIONS BEFORE NET LOSSES ON DISPOSITIONS OF ASSETS AND MINORITY INTEREST	(1,150)	(1,581)

Net losses on dispositions of assets	(19)	—
Minority interest	(51)	(79)

LOSS FROM CONTINUING OPERATIONS	(1,220)	(1,660)

Discontinued operations	53	(1,005)

NET LOSS	$(1,167)	$(2,665)

NET LOSS PER SHARE - BASIC AND DILUTED:
Continuing operations	$(0.10)	$(0.14)
Discontinued operations	—	(0.08)

Net loss	$(0.10)	$(0.22)

Unaudited – In thousands, except per share data:

	Three months ended March 31,
	2004	2003
Weighted average number of shares outstanding for calculation of earnings (loss) per share - basic and diluted	12,049	12,033

Weighted average number of shares outstanding for calculation of FFO per share	12,049	12,033

Reconciliation of net loss to FFO
Net earnings (loss)	$(1,167)	$(2,665)
Depreciation	1,647	1,832
Net (gains) losses on disposition of assets	(58)	—

FFO (1)	$422	$(833)

FFO per share	$0.04	$(0.07)

(1)	FFO is a non-GAAP financial measure. The Company considers FFO to be a market accepted measure of an equity REIT’s operating performance, which is necessary, along with net earnings, for an understanding of the Company’s operating results. FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding gains (or losses) from sales of real estate, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes its method of calculating FFO complies with the NAREIT definition. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. All REITs do not calculate FFO in the same manner, therefore, the Company’s calculation may not be the same as the calculation of FFO for similar REITs.

The Company uses FFO as a performance measure to facilitate a periodic evaluation of its operating results relative to those of its peers, who like Humphrey Hospitality Trust, Inc., are typically members of NAREIT. The Company considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of our performance.

FFO for the three-month period ended March 31, 2003 includes impairment losses on real estate of $940,000. Prior to the third quarter of 2003, the Company followed a practice of excluding such losses from FFO. However, it revised this practice based on clarification of the SEC staff’s position on the FFO treatment of impairment losses and guidance from NAREIT issued during the third quarter of 2003.

The following table sets forth the operating results of the Company’s hotel properties on a same-store basis for the three month period ended March 31, 2004 and 2003, respectively. Same-store comparisons below include the Company’s 72 Hotels that have been continuously in operation during the 15 month period ended March 31, 2004, and have not otherwise been classified as held for sale, or sold during this period. Accordingly, the same store comparisons exclude the operations of seven hotels sold in 2003, one hotel sold during the three months ended March 31, 2004, and one hotel classified as held for sale at March 31, 2004.

This presentation includes non-GAAP financial measures. The Company believes that the presentation of hotel property operating results on a same-store basis is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ results.

Unaudited – In thousands, except per share data:

	Three Months Ended March 31,
	2004	2003
Same store revenue per available room (RevPAR)	$27.11	$26.37
Same store average daily room rate (ADR)	$49.99	$49.79
Same store occupancy percentage	54.2%	53.0%

Room rentals and other hotel services from continuing operations	$12,274	$11,829

Same store revenue from room rentals and other hotel services consists of:
Room rental revenue	$11,921	$11,470
Telephone revenue	61	76
Other hotel service revenues	292	283

Same store revenue from room rentals and other hotel services	$12,274	$11,829

Hotel and property operations expense from continuing operations	$9,854	$9,578

Same-Store Property Operating Income (“POI”) (Same store revenue from room rentals and other hotel services less Same store hotel and property operations expense)	$2,420	$2,251

POI as a percentage of same store revenue from room rentals and other hotel services (“POI Margin”) (1)	19.7%	19.0%

RECONCILIATION OF NET LOSS TO POI
Net loss	$(1,167)	$(2,665)
Depreciation	1,647	1,832
Gain on disposition of assets	(58)	—
Provision for impairment loss	—	940
Interest expense	1,416	1,733
Minority interest	51	79
General and Administrative expense	603	536
Other revenues	(88)	(44)
Room rentals and other hotel services - discontinued operations	(108)	(1,173)
Hotel and property operations expense - discontinued operations	124	1,013

POI	$2,420	$2,251

(1)	The Company believes POI Margin is useful to investors seeking to determine the operating efficiency of the Company’s comparable hotel properties.

CONTACT: Humphrey Hospitality Trust, Inc.

Michael Schurer, 443/259-4924